Exhibit 99.1

KIOR PROVIDES OPERATIONAL UPDATE ON COLUMBUS FACILITY

Announces Conference Call on January 9, 2014 at 10:00 a.m. EST

PASADENA, Texas, December 23, 2013 - KiOR, Inc. (NASDAQ: KiOR), provided today an update on the operations at its Columbus, Mississippi, facility.

KiOR expects that, given current and anticipated operations through the remainder of the year, the Columbus facility will produce approximately 410,000 gallons of fuel during the fourth quarter of 2013, bringing full year production total from the facility to approximately 920,000 gallons. The ratio between gasoline, diesel and fuel oil expected to be produced during the year is approximately 35% gasoline, 40% diesel, and 25% fuel oil.

“We are pleased that we expect to reach our best quarter in terms of production volumes from the Columbus facility,” said Fred Cannon, President and CEO. “It continues to demonstrate the progress that we have made in bringing the world’s first cellulosic gasoline and diesel commercial facility to steady-state operations.”

“Despite our accomplishments to date, we still have a lot of work to do to bring the Columbus facility towards target throughput, yield and financial performance levels. The financial performance of the facility was also negatively impacted by the temporarily depressed pricing for RINs caused by proposed 2014 renewable volume obligation rulemaking by the USEPA.”

“Given these factors,” Mr. Cannon continued, “we believe that, from both an operational and financial perspective, we need to focus our execution on three simple goals: first, bringing the Columbus facility to the levels of operational and financial performance that we expected when we designed that facility over three years ago; second, continuing to develop our technology so that we can improve our yields and process improvements both at Columbus and at future facilities; and third, aggressively managing our cost without sacrificing our long term goals. To that end, from now through the end of the first quarter of 2014, we expect that our efforts at Columbus will be focused on implementing a series of mechanical improvements to the facility rather than production volumes. We plan to operate the facility on a limited campaign basis only to verify the expected impact of improvements we intend to implement. In addition, we continue to see encouraging developments in our catalyst and process development efforts that we believe will continue to drive improvement in yields and overall plant economics.

“With these short-term steps, we are staying true to the KiOR business strategy that we outlined at the time of the initial public offering: bring the operations at the Columbus facility to expected production and economic performance, and allow that performance to serve as the foundation for the development of future KiOR facilities that produce real hydrocarbon fuels competitive with traditional fuels without subsidy — whether through a second Columbus facility or larger, standard scale commercial production facilities,” Mr. Cannon concluded.

“The uncertainty caused by USEPA’s proposed 2014 RVO rulemaking has already made and will continue to make our expansion financing efforts more challenging, but we believe that once USEPA adjusts the 2014 RVOs in a manner consistent with the policy goals of the Renewable Fuel Standard, some of these short term challenges will lessen. While our strategy is taking longer to execute than we anticipated two years ago, we believe that successful execution of our strategy will build a sustainable business that will deliver long-term value to our shareholders.”

Conference Call Information

A conference call has been scheduled for Thursday, January 9, 2014, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by KiOR management to further discuss the 2013 performance of its Columbus facility, the company’s operating objectives for 2014, general business conditions and related topics.

Participants may join the conference call by dialing (855) 580-0042 (for U.S. and Canada) or (443) 616-2702 (International). The conference access code is 28868377 for all participants. To listen via live webcast, please visit the Company’s website: http://investor.kior.com/events.cfm.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available for seven days until Thursday, January 16, 2014, at 11:59 p.m. Eastern Time (10:59 p.m. Central Time) and can be accessed by dialing (855) 859-2056 (for U.S. and Canada) or (404) 537-3406 (International). The conference call replay access code is 28868377 for all participants. The replay will also be available in the investors section of the Company’s website approximately two hours after conclusion of the call and remain available for approximately 90 calendar days.

About KiOR

KiOR, a global leader in cellulosic gasoline and diesel transportation fuels, has developed a unique proprietary technology platform to convert abundant and sustainable non-food biomass into fuels for use in vehicles on the road today. KiOR’s cellulosic fuels, which may be transported using existing distribution networks, help ease dependence on foreign oil, reduce lifecycle greenhouse gas emissions and create high-quality jobs and economic benefit across rural communities.

KiOR’s shares are traded on NASDAQ under the symbol “KiOR.” For more information, please visit www.KiOR.com.

Forward-Looking Statements

This release contains “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results and events, including, without limitation, statements about: our expected yields, the ratio of gasoline to diesel to fuel oil we expect to produce, our production volumes, the future performance of our Columbus facility, the timing to bring our Columbus facility to target yields, the development of our technology to improve yields and processes, our plans to manage our costs and expenses, our catalyst and process development efforts and their potential effects on our yields and overall plant economics, the effects USEPA adjustments will have on the expansion of our financing efforts, the timing of execution of our business strategy and our anticipated future technology developments and operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” intends,” “appears,” “estimates,” “projects,” “would,” “could,”

“should,” “targets,” and similar expressions are also intended to identify forward looking statements. The forward looking statements in this press release involve a number of important risks and uncertainties, which could cause our actual future results to differ significantly from the results discussed in the forward looking statements contained in this press release. Such factors include our ability to raise the additional capital we need in order to meet our liquidity needs and the timing of such capital raise; the success of the technological improvements we are developing and intend to implement at our Columbus facility in improving yields and performance; the ability of our Columbus facility to produce cellulosic hydrocarbon fuel on time, on a continuous and cost-efficient basis and at expected yields; our ability to continuously operate our facilities without delay or shutdowns; our ability to successfully commercialize our cellulosic gasoline, diesel and fuel oil; our ability to effectively scale our proprietary technology platform and process design; the cost of constructing, operating and maintaining facilities necessary to produce our cellulosic gasoline, diesel and fuel oil in commercial volumes; the ability of our initial-scale commercial production facility, which we are in the process of bringing to “steady state” operations, to satisfy the technical, commercial and production requirements under offtake agreements relating to the sale of cellulosic gasoline, diesel and fuel oil; market acceptance of our cellulosic gasoline, diesel and fuel oil, and other factors discussed more fully in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (SEC) on March 18, 2013, in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2013 and in the Company’s other filings with the SEC. The “Risk Factors” discussion in the filings listed above is incorporated by reference in this press release. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results, levels of activity, performance or achievement may vary significantly from what we have projected. We specifically disclaim any obligation to update these forward looking statements in the future. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this press release.

Contact Information:

For investors:

Dan Richardson, Vice President, Finance

281-694-8744

Investor.relations@kior.com

For media:

Kate Perez, Director, Corporate Communications & Public Relations

281-694-8831

Media@kior.com

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